Exhibit 3.937

BCA-2.10 (Rev Jul. 1984)	File #

Submit in Duplicate Payment must by made by Certified Check, Cashier’s Check, Illinois Attorney’s Check, Illinois C.P.A.’s Check or Money order, payable to “Secretary of State” DO NOT SEND CASH	JIM EDGAR Secretary of State State of Illinois ARTICLES OF INCORPORATION	This Space For Use By Secretary of State Date 4-30-90 License Fee $ .50 Franchise Tax $ 25.00 Filing Fee $ 75.00 Clerk $ 100.50
Pursuant to the provisions of “The Business Corporation Act of 1983”, the undersigned incorporator(s) hereby adopt the following Articles of Incorporation.

ARTICLE ONE	The name of the corporation is	SUBURBAN WAREHOUSE, INC.

(shall contain the word “corporation”, “company”,“Incorporated”,

“Limited”, or an abbreviation thereof)

ARTICLE TWO	The name and address of the initial registered agent and its registered office are:
Registered Agent

GEORGE WARD

First Name	Middle Name	Last Name
Registered Office

2401 SOUTH LAFLIN

Number	Street	Suite (A.P.O. Box alone is not acceptable)

CHICAGO 60608 COOK

City	Zip Code	Country

ARTICLE THREE	The purpose or purposes for which the corporation is organized are:
If not sufficient space to cover this point, add one or more sheets of this size.                              44
THE TRANSACTION OF ANY OR ALL LAWFUL PURPOSES FOR WHICH CORPORATIONS MAY BE INCORPORATED UNDER THE ILLINOIS BUSINESS CORPORATION ACT OF 1983.

PAID
APR 30 1990

ARTICLE FOUR	Paragraph 1: The authorized shares shall be:

Class	Par Value per share	Number of shares authorised

COMMON	NO PAR	1,000

Paragraph 2: The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class are:
If not sufficient space to cover this point, add one or more sheets of this size.

ARTICLE FIVE	The number of shares to be issued initially, and the consideration to be received by the corporation therefor, are:

	Par Value	Number of shares	Consideration to be
Class	per share	proposed to be issued	received therefor

COMMON	NO PAR	100		$1,000

$

$

$1,000

		TOTAL	$

     A declaration as to a “par value” is optional. This space may be marked “n/a” when no reference to a par value is desired.
5594-294-3

ARTICLE SIX	OPTIONAL
The number of directors constituting the initial board of directors of the corporation is , and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors be elected and qualify are:

Name	Residential Address

ARTICLE SEVEN OPTIONAL

(a)	It is estimated that the value of all property to be owned by the corporation for the following year wherever located will be:	$

(b)	It is estimated that the value of the property to be located within the State of Illinois during the following year will be:	$

(c)	It is estimated that the gross amount of business which will be transacted by the corporation during the following year will be:	$

(d)	It is estimated that the gross amount of business which will be transacted from places of business in the State of Illinois during the following year will be:	$

ARTICLE EIGHT	OTHER PROVISIONS
Attach a separate sheet of this size for any other provision to be included in the Articles of Incorporation, e.g., authorizing, pre-emptive rights; denying cumulative voting; regulating internal affairs; voting majority requirements; fixing a duration other then perpetual; etc.
NAMES & ADDRESSES OF INCORPORATORS
The undersigned incorporator(s) hereby declare(s), under penalties of perjury, that the statements made in the foregoing Articles of Incorporation are true.
Dated                                                              ,19

	Signatures and Names		Post Office Address
1.	/s/ GEORGE WARD	1.	2401 SOUTH LAFLIN

	Signature		State

	GEORGE WARD		CHICAGO, IL 60608

	Name (please print)		City/Town	State	Zip

2.		2.

	Signature		State

	Name (please print)		City/Town	State	Zip

3.		3.

	Signature		State

	Name (please print)		City/Town	State	Zip
(Signatures must be in ink on original document. Carbon copy, zerox or rubber stamp signatures may only be used on conformed copies.)
NOTE: If a corporation acts as incorporator, the name of the corporation and the state of incorporation shall be shown and the execution shall be by its President or Vice-President and verified by him, and attested by its Secretary or an Assistant Secretary.
Form BCA-2.10

File No.
ARTICLES OF INCORPORATION
FILED
APR 30 1990
JIM EDGAR
FEE SCHEDULE Secretary of State
The following fees are required to be paid at the time of issuing the Certificate of Incorporation: FILING FEE $75.00: INITIAL LICENSE FEE of 1/20th of 1% of the consideration to be received for initial issued shares (See Art. 5). MINIMUM $50: INITIAL FRANCHISE TAX OF 1/10 OF 1% of the consideration to be received for initial issued shares (see Art. 5). MINIMUM $25.00.
EXAMPLES OF TOTAL DUE

Consideration to	Total
be Received	Due

up to $1.000	$100.50

$5.000	$102.50

$10.000	$105.00

$25.000	$112.50

$50.000	$150.00

$100.000	$225.00

Includes Filing Fee + License Fee + Franchise Tax
RETURN TO:
Corporation Department
Secretary of State
Springfield, Illinois 62756
Telephone: (217) 782-6961